ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/BlackRock Global Allocation Fund
Security: Citigroup Inc.
Date of Purchase: 1/29/2015
Amount of Purchase: $4,981,211.40
Purchase price: $99.924
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Actavis Plc
Date of Purchase: 2/25/2015
Amount of Purchase: $6,019,000.00
Purchase price: $1,000.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Deutsche Bank AG
Date of Purchase: 2/10/2015
Amount of Purchase: $2,072,530.75
Purchase price: $99.881
Purchased from: Deutsche Bank Securities Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Actavis Funding SCS
Date of Purchase: 3/3/2015
Amount of Purchase: $2,964,851.75
Purchase price: $99.995
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Citigroup Inc.
Date of Purchase: 3/13/2015
Amount of Purchase: $3,529,000.00
Purchase price: $100.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Large Cap Select Growth Fund
Security: Actavis Plc
Date of Purchase: 2/25/2015
Amount of Purchase: $4,291,200
Purchase price: $288.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Credit Argicole SA
Date of Purchase: 3/9/2015
Amount of Purchase: $1,765,344.00
Purchase price: $99.456
Purchased from: Credit Agricole Corporate and Investment Bank
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: EMD Finance LLC
Date of Purchase: 3/16/2015
Amount of Purchase: $3,643,576.00
Purchase price: $99.824
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Juniper Networks Inc
Date of Purchase: 2/25/2015
Amount of Purchase: $499,825.00
Purchase price: $99.965
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Laredo Petroleum Inc
Date of Purchase: 3/4/2015
Amount of Purchase: $300,000.00
Purchase price: $100.00
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Microsoft Corp
Date of Purchase: 2/9/2015
Amount of Purchase: $823,275.75
Purchase price: $99.791
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Summit Materials Inc.
Date of Purchase: 3/12/2015
Amount of Purchase: $203,796.00
Purchase price: $18.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Citizens Financial Group Inc
Date of Purchase: 3/25/2015
Amount of Purchase: $9,036,994.00
Purchase price: $23.75
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs U.S. Equity Flex Fund
Security: Citizens Financial Group Inc.
Date of Purchase: 3/25/2015
Amount of Purchase: $2,336,406.25
Purchase price: $23.75
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Exelon Generation Company, LLC
Date of Purchase: 1/8/2015
Amount of Purchase: $1,139,783
Purchase price: $99.981
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Honda Auto Receivables Owner Trust 2015-1 A1
Date of Purchase: 1/21/2015
Amount of Purchase: $2,276,881
Purchase price: $99.99478
Purchased from: BofA Merrill Lynch
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Capital Auto Receivables Asset Trust 2015-1 A2
Date of Purchase: 1/22/2015
Amount of Purchase: $3,275,422
Purchase price: $99.98325
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Union Pacific Corporation
Date of Purchase: 1/26/2015
Amount of Purchase: $867,140
Purchase price: $99.786
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Penske Truck Leasing Co LP & PTL Finance Corp
Date of Purchase: 1/26/2015
Amount of Purchase: $2,896,754
Purchase price: $99.957
Purchased from: BofA Merrill Lynch
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Magellan Midstream Partners, L.P.
Date of Purchase: 2/25/2015
Amount of Purchase: $1,070,617
Purchase price: $99.871
Purchased from: RBC Capital Markets
Affiliated Underwriter: J.P. Morgan

Fund: JNL/BlackRock Global Allocation Fund
Security: Anthem, Inc.
Date of Purchase: 5/7/2015
Amount of Purchase: $4,267,000.00
Purchase price: $50.00
Purchased from:  Credit Suisse Securities (USA) LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: The Goldman Sachs Group, Inc.
Date of Purchase: 4/16/2015
Amount of Purchase:  $3,095,000.00
Purchase price: $100.00
Purchased from:  Goldman, Sachs & Co.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: AT&T INC
Date of Purchase: 4/23/2015
Amount of Purchase: $2,941,268.00
Purchase price: $99.704
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security:  HJ HEINZ CO
Date of Purchase: 6/23/2015
Amount of Purchase: $1,922,439.75
Purchase price: $99.867
Purchased from: Wells Fargo Securites, LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: HJ HEINZ CO
Date of Purchase: 6/23/2015
Amount of Purchase: $1,321,992.25
Purchase price: $99.773
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: MCGRAW HILL FINANCIAL
Date of Purchase: 5/20/2015
Amount of Purchase: $843,659.00
Purchase price: $99.254
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: PRUDENTIAL FINANCIAL INC
Date of Purchase: 5/13/2015
Amount of Purchase: $1,375,000.00
Purchase price: $100.00
Purchased from: Credit Suisse Securities (USA) LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: QUALCOMM INC
Date of Purchase: 5/13/2015
Amount of Purchase: $2,898,898.00
Purchase price: $99.962
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: REYNOLDS AMERICAN INC
Date of Purchase: 6/9/2015
Amount of Purchase: $6,928,941.50
Purchase price: $99.697
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: EMPRESA ELEC GUACOLDA SA
Date of Purchase: 4/23/2015
Amount of Purchase: $879,507.19
Purchase price: $99.944
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: THREE GORGES FIN I CAYMA
Date of Purchase: 6/3/2015
Amount of Purchase: $199,918
Purchase price: $99.959
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Endo International PLC
Date of Purchase: 6/5/2015
Amount of Purchase: $3,603,060.00
Purchase price: $83.25
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Party City Holdco Inc
Date of Purchase: 4/16/2015
Amount of Purchase: $61,387.00
Purchase price: $17.00
Purchased from: Merril Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Virtu Financial Inc
Date of Purchase: 4/16/2015
Amount of Purchase: $60,192.00
Purchase price: $19.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs U.S. Equity Flex Fund
Security: Mylan NV
Date of Purchase: 4/1/2015
Amount of Purchase: $1,143,251.50
Purchase price: $58.35
Purchased from: Morgan Stanley & CO. LLC

Affiliated Underwriter: Goldman Sachs & Co.

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.